CERTIFICATE OF ELECTION JUDGES
SPECIAL MEETING OF SHAREHOLDERS
OF SECURIAN FUNDS TRUST

The undersigned, each a duly appointed judge of election for the Special Meeting of Shareholders held on January 6, 2017 hereby certifies that:
As of the record date, November 15, 2016, there were the following numbers of shares issued and outstanding:
Fund  Total Number of Shares Outstanding
SFT Advantus Bond Fund - Class 1 885,943.245
SFT Advantus Bond Fund - Class 2 166,274,070.911
SFT Advantus Dynamic Managed Volatility Fund 21,856,295.235
SFT Advantus Government Money Market Fund 87,261,939.383
SFT Advantus Index 400 Mid-Cap Fund - Class 1 959,012.313
SFT Advantus Index 400 Mid-Cap Fund - Class 2 49,639,384.926
SFT Advantus Index 500 Fund - Class 1 937,800.542
SFT Advantus Index 500 Fund - Class 2 71,299,222.456
SFT Advantus International Bond Fund - Class 1 423,878.713
SFT Advantus International Bond Fund - Class 2 45,481,527.591
SFT Advantus Managed Volatility Equity Fund 17,550,219.141
SFT Advantus Mortgage Securities Fund - Class 1 138,224.459
SFT Advantus Mortgage Securities Fund - Class 2 48,658,130.346
SFT Advantus Real Estate Securities Fund - Class 1 648,755.169
SFT Advantus Real Estate Securities Fund - Class 2 32,435,568.346 SFT IvySM Growth Fund 36,828,308.372
SFT IvySM Small Cap Growth Fund 12,959,195.094
SFT Pyramis(r) Core Equity Fund - Class 1 58,129.282
SFT Pyramis(r) Core Equity Fund - Class 2 10,146,458.624
SFT T. Rowe Price Value Fund 18,007,400.085

I, or persons appointed by Securian Funds Trust, have examined all voting instructions received from beneficial owners up to the time of this meeting;
Each undersigned election judge further certifies, on the basis of examination by me, or by persons appointed by Securian Funds Trust, of all voting instructions received up until the time of this meeting, as discussed above, that the vote set forth below has been authorized by such voting instructions;That a quorum for each of the Funds is present, and that the requisite vote of the outstanding shares of each Fund voted in favor of the (a) election of the four directors named in the proxy statement for the meeting, and (b) the adoption of the Funds Manager of Manager strategy.

VOTING PRIOR TO MEETING COMMENCEMENT (TO BE SUPPLEMENTED IF ANY
VOTES ARE CAST AT THE MEETING)

1.	TO ELECT A BOARD OF DIRECTORS AS FOLLOWS:
DIRECTOR  SHARES VOTED  PERCENT OF VOTED SHARES  PERCENT OF
OUTSTANDING SHARES
Linda L. Henderson
FOR 604,782,532.315  97.492%  97.492%
WITHHELD 15,561,424.314  2.508%  2.508%
TOTAL 620,343,956.629  100.000%  100.000%

William C. Melton
FOR 604,531,634.057  97.452%  97.452%
WITHHELD 15,812,322.572  2.548%  2.548%
TOTAL 620,343,956.629  100.000%  100.000%

Julie K. Getchell
FOR 605,566,486.019  97.618%  97.618%
WITHHELD 14,777,470.610  2.382%  2.382%
TOTAL 620,343,956.629  100.000%  100.000%

David M. Kuplic
FOR 605,243,795.319  97.566%  97.566%
WITHHELD 15,100,161.310  2.434%  2.434%
TOTAL 620,343,956.629  100.000%  100.000%

2.	TO APPROVE THE ADOPTION OF THE FUNDS MANAGER
OF MANAGER STRATEGY:


SHARES VOTED PERCENT OF VOTED SHARES PERCENT OF OUTSTANDING SHARES SFT IvySM Growth Fund
FOR 32,448,726.975  88.677%  88.677%
AGAINST 2,566,841.798  7.015%  7.015%
ABSTAIN 1,576,418.687  4.308%  4.308%
TOTAL 36,591,987.460  100.000%  100.000%

SFT IvySM Small Cap Growth Fund
FOR 11,392,454.796  88.579%  88.579%
AGAINST 924,584.325  7.189%  7.189%
ABSTAIN 544,238.894  4.232%  4.232%
TOTAL 12,861,278.015  100.000%  100.000%

SFT Pyramis(r) Core Equity Fund - Class 1
FOR 50,802.972  87.398%  87.398%
AGAINST 4,572.280  7.866%  7.866%
ABSTAIN 2,753.344  4.737%  4.737%
TOTAL 58,128.596  100.000%  100.000%

SFT Pyramis(r) Core Equity Fund - Class 2
FOR 8,963,912.530  88.614%  88.614%
AGAINST 695,824.133  6.879%  6.879%
ABSTAIN 455,966.630  4.508%  4.508%
TOTAL 10,115,703.293  100.000%  100.000%

SFT T.Rowe Price Value Fund
FOR 15,950,774.082  88.906%  88.906%
AGAINST 1,245,883.381  6.944%  6.944%
ABSTAIN 744,467.849  4.150%  4.150%
TOTAL 17,941,125.311  100.000%  100.000%

Total Proposal 2 77,568,222.675  100.000%  100.000%


SECURIAN FUNDS TRUST
CERTIFICATE OF ELECTION JUDGES


Election Judge:

/s/ Melissa A. Beissel
Melissa A. Beissel


Election Judge:

/s/ Kristina Danner Johnson
Kristina Danner Johnson


Election Judge:

/s/ Jennifer A. Wright
Jennifer A. Wright


Subscribed and sworn to before me
on this 6th day of January, 2017

/s/ Tonna C. Hangge_______________
Notary Public